EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Moody’s Corporation:

We consent to the incorporation by reference in the registration statements on Forms S-3 and S-8 (No. 333-168453, No. 333-170727, No. 333-170753, No. 333-145127, No. 333-126564, No. 333-103496, No. 333-47848, No. 333-81121, No. 333-68555, No. 333-64653, No. 333-60737, No. 333-57915, No. 333-57267) of Moody’s Corporation of our report dated February 27, 2012, with respect to the consolidated balance sheets of Moody’s Corporation as of December 31, 2011 and 2010, and the related consolidated statements of operations, cash flows and shareholders’ deficit, for each of the years in the three-year period ended December 31, 2011 and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of Moody’s Corporation.

/s/ KPMG LLP

New York, New York

February 27, 2012

MOODY’S 2011 10-K